Exhibit 10(w)

PROMISSORY NOTE

August 15, 2001

FOR VALUE RECEIVED, RADIANT ENERGY CORPORATION (the “Borrower”), a Canadian corporation having its principal business office at 40 Centre Drive, Orchard Park, New York, 14127, promises to pay, to or to the order of IR ENERGY INC. (the “Lender”), at its offices at 428 Millen Road, Unit 23, Stoney Creek, Ontario, L8E 3N9, or as the Lender may otherwise direct the Principal Amount of the advances outstanding hereunder as recorded by the Lender in the column headed “Unpaid Principal Balance” on the schedule attached hereto (the “Grid”) and forming part of this Note and interest thereon as hereinafter set forth.

The Lender shall and is hereby unconditionally and absolutely authorized and directed by the Borrower to record on the Grid (i) the date and amount of each advance and the resulting increase in the unpaid Principal Amount outstanding hereunder, and (ii) the date and amount of each repayment on account of the Principal Amount paid to the Lender and the resulting decrease in the unpaid principal balance outstanding hereunder. Such notations, in the absence of manifest mathematical error, shall be prima facie evidence of such advances and repayments.

The Borrower promises to repay the Principal Amount of the advances outstanding hereunder at such times and in such amounts as are specified in the agreement dated August 13, 2001 between the Lender and the Borrower (the “Credit Agreement”) and to pay interest on the unpaid principal amount hereof remaining from time to time outstanding, both before and after demand, default and judgment, at such interest rate and at such times as are specified in the Credit Agreement.

This Note is the Promissory Note referred to in, and is entitled to the benefits of, the Credit Agreement. Terms defined in the Credit Agreement are used herein with the same meaning. The Credit Agreement, among other things, provides for acceleration of the maturity of the loans evidenced hereby upon the happening of certain stated events and also for the prepayment on account of the Principal Amount hereof.

This Note shall be governed by and construed in accordance with the laws of the Province of Ontario and the laws of Canada applicable therein.

RADIANT ENERGY CORPORATION
Per: _________________________________ Authorized Signing Officer

SCHEDULE – Page 1 of 1

This is the “Grid” referred to in, and forming part of, the Promissory Note dated as of August 15, 2001, to which this page is attached.

Date	Amount of Advance	Amount of Repayment	Unpaid Principal Balance	Recorded by

THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”) OR THE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES OF AMERICA. THE SECURITIES MAY NOT BE SOLD, TRANSFERRED, PLEDGED OR OTHERWISE DISPOSED OF IN THE UNITED STATES OF AMERICA IN THE ABSENCE OF SUCH REGISTRATION STATEMENT OR AN EXEMPTION FROM REGISTRATION.

THE WARRANTS REPRESENTED BY THIS CERTIFICATE WILL BE VOID AND OF NO VALUE UNLESS EXERCISED BY 5:00 P.M. (TORONTO TIME) ON OR BEFORE THE RELEVANT EXPIRY DATE AND, IN ANY EVENT, NO LATER THAN AUGUST 14, 2003.

WARRANTS TO ACQUIRE COMMON SHARES

OF

RADIANT ENERGY CORPORATION

        THIS CERTIFIES THAT, for value received, IR ENERGY INC. (the “Holder”) is the registered holder of 63,236 warrants (the “Warrants”) of RADIANT ENERGY CORPORATION (the “Corporation”) which entitle the Holder to acquire, subject to the terms and conditions set forth in this certificate, one common share (a “Warrant Share”) in the capital of the Corporation for each whole Warrant exercised on payment of $1.44 per Warrant Share (the “Exercise Price”).

1.    Exercise of Warrants

(a)    Exercise.

Subject to the provisions of subsections 1(b), the Warrants shall be exercisable at any time, whether in whole or in part, on or prior to 5:00 p.m. (Toronto time) on August 14, 2003 (the “Time of Expiry”).

(b)    Credit Facility.

In the event that the Credit Facility of even date herewith in the principal amount of U.S.$296,670.00 (the “Loan”) granted to the Corporation by the Holder is repaid, whether in whole or in part, at any time prior to Expiry Date, the Time of Expiry in respect of a Proportionate Number of Warrants shall be forthwith accelerated to 5:00 p.m. (Toronto time) on the date that is 30 days immediately following such repayment, following which time any such Warrants that have not then been exercised shall be void and of no further force or effect. For purposes of this subsection 1(b), “Proportionate Number of Warrants” shall mean the number of Warrants determined by multiplying 63,236 by a fraction, the numerator of which shall be the amount of principal of the Loan that is repaid and the denominator of which shall be U.S.$296,670.00.

(c)    Manner of Exercise.

        The right to acquire Warrant Shares may only be exercised by the Holder before the Time of Expiry by:

(i)	duly completing and executing the Exercise Form attached hereto as Schedule A;

(ii)	remitting a certified cheque, bank draft or money order in lawful money of Canada, payable to or to the order of “RADIANT ENERGY CORPORATION” at par where this warrant certificate is so surrendered, for the aggregate Exercise Price of the Warrant Shares; and

(iii)	surrendering this certificate to the Corporation at its principal place of business located at 40 Centre Drive, Orchard Park, New York 14127 and the actual receipt thereof by the Corporation.

Upon payment of the Exercise Price in respect of the exercise of the Warrants, the Holder shall be deemed for all purposes to be the holder of record of such Warrant Shares and the Corporation covenants that it will cause a certificate or certificates representing such Warrant Shares to be delivered or mailed to the Holder at the address specified in the Exercise Form and cause the Holder to be recorded in its register of shareholders as the holder of the number of Warrant Shares so purchased within seven days of receipt of all documentation in respect of such exercise. In the event that the Holder exercises less than all of the Warrants represented by this certificate, the Corporation shall deliver a new certificate to the Holder representing the balance of the unexercised Warrants.

Under no circumstances is the Corporation obliged to issue fractional shares upon exercise of the Warrants.

2.    Adjustment in Shares Subject to the Warrants.

(a)    Subdivision, Consolidation of Shares and other Common Share Reorganizations

In the event the Corporation shall (i) subdivide, redivide or change its outstanding common shares into a greater number of shares, or (ii) consolidate, reduce or combine its outstanding Common Shares into a smaller number of shares, or (iii) issue common shares or securities exchangeable for or convertible into common shares at a conversion price less than the Fair Market Value (in this paragraph (a) referred to as “Exchangeable Securities”) to all or substantially all of the holders of outstanding common shares as a stock dividend or make a distribution on its outstanding common shares payable in common shares or Exchangeable Securities (other than, in each case, the issue of common shares or Exchangeable Securities to holders of outstanding common shares pursuant to the exercise of an option to receive dividends in the form of common shares or Exchangeable Securities in lieu of dividends paid in the ordinary course on the outstanding common shares) (any of such events being referred to as a “Common Share Reorganization”), the Exercise Price shall be adjusted effective immediately after the record date or effective date, as the case may be, which is used to determine the holders of outstanding common shares for the happening of a Common Share Reorganization, by multiplying the Exercise Price in effect immediately prior to such record date or effective date by a fraction, the numerator of which shall be the number of Common Shares outstanding on such record date or effective date before giving effect to such Common Share Reorganization, and the denominator of which shall be the number of Common Shares outstanding immediately after giving effect to such Common Share Reorganization (including, in the case where Exchangeable Securities are issued or distributed, the number of Common Shares that would have been issued had all such securities been exchanged for or converted into Common Shares on such effective date or record date).

(b)    Change or Reclassification of Shares, and other Capital Reorganizations

In the event the Corporation shall change or reclassify its outstanding common shares into a different class of securities (other than a Common Share Reorganization), or a consolidation, amalgamation, or merger of the Corporation with or into any other corporation or other entity (other than a consolidation, amalgamation or merger which does not result in any reclassification of the outstanding common shares or a change of the common shares into other shares), or a transfer of the undertaking or assets of the Corporation as an entirety or substantially as an entirety to another corporation or other entity (any of such events being herein called a “Capital Reorganization”), the Holder, upon any exercise of its right hereunder to purchase common shares after the effective date of such Capital Reorganization, shall be entitled to receive, and shall accept, for the same aggregate consideration, in lieu of the number of Common Shares to which the Holder was theretofore entitled upon such exercise, the aggregate number of shares, other securities or other property which the holder would have been entitled to receive as a result of such Capital Reorganization if, on the effective date thereof, the Holder had been the registered holder of the number of common shares that the Holder was theretofore entitled to acquire upon such exercise. If determined appropriate by the board of directors of the Corporation, appropriate adjustments shall be made following any such Capital Reorganization in the application of the provisions set forth herein, with respect to the rights and interest thereafter of the Holder and the adjustments to the Exercise Price and/or number or type of shares, to the end that such provisions shall thereafter correspondingly be made applicable as nearly as may reasonably be possible in relation to any shares, other securities or other property thereafter deliverable upon the exercise of any of the Warrants evidenced hereby.

(c)    Rights Offerings

If and whenever at any time prior to the Time of Expiry, the Corporation shall fix a record date or if a date of entitlement to receive is otherwise established (any such date being hereinafter referred to in this subsection 2(d) as the “record date”) for the issuance of rights, Warrants or warrants to all or substantially all the holders or the outstanding common shares entitling them, for a period expiring not more than 45 days after such record date, to subscribe for or purchase common shares of the Corporation or securities convertible into or exchangeable for common shares at a price per share or, as the case may be, having a conversion or exchange price per share less than 95% of the Fair Market Value (as hereinafter defined) on such record date, (such event hereinafter referred to as a “Rights Offering”) the Exercise Price shall be adjusted immediately after such record date so that it shall equal the price determined by multiplying the Exercise Price in effect on such record date by a fraction, of which the numerator shall be the total number of common shares outstanding on such record date plus a number equal to the number arrived at by dividing the aggregate subscription or purchase price of the total number of additional common shares offered for subscription or purchase or, as the case may be, the aggregate conversion or exchange price of the convertible or exchangeable securities so offered by such Fair Market Value, and of which the denominator shall be the total number of common shares outstanding on such record date plus the total number of additional common shares so offered (or into which the convertible or exchangeable securities so offered are convertible or exchangeable); common shares owned by or held for the account of the Corporation or any subsidiary of the Corporation shall be deemed not to be outstanding for the purpose of any such computation; such adjustment shall be made successively whenever such a record date is fixed.

(d)    Special Distributions

If and whenever at any time prior to the Time of Expiry the Corporation shall fix a record date for the issue or the distribution to all or substantially all of the holders of outstanding common shares of: (i) shares of the Corporation of any class other than common shares (other than the issue of shares to holders of common shares pursuant to the exercise of an option to receive dividends in the form of such shares in lieu of dividends paid in the ordinary course on the common shares); (ii) rights, options or warrants to acquire common shares or securities exchangeable for or convertible into common shares (excluding those exercisable for a period expiring not more than 45 days after such record date); (iii) evidences of indebtedness; or (iv) any property or other assets, and if such issuance or distribution does not constitute a dividend paid in the ordinary course, a Common Share Reorganization or a Rights Offering (any of such non-excluded events being herein called a “Special Distribution”), the Exercise Price shall be adjusted effective immediately after such record date to a price determined by multiplying the Exercise Price in effect on such record date by a fraction:

(A)	the numerator of which shall be:

(1)	the product obtained when the number of common shares outstanding on such record date is multiplied by the Fair Market Value of the common shares on such record date; less

(2)	the fair market value, as determined by action by the directors (whose determination shall be conclusive), to the holders of the common shares of the shares, rights, options, warrants, evidences of indebtedness or property or other assets issued or distributed in the Special Distribution; and

(B)	the denominator of which shall be the product obtained when the number of common shares outstanding on such record date is multiplied by the Fair Market Value of the common shares on such record date.

(e)    Adjustments to Common Share Entitlements

Upon each adjustment of the Exercise Price pursuant to a Common Share Reorganization or Rights Offering, the Holder shall thereafter be entitled to acquire, at the Exercise Price resulting from such adjustment, the number of common shares (calculated to the nearest tenth of a share) obtained by multiplying the Exercise Price in effect immediately prior to such adjustment by the number of Warrant Shares which may be acquired hereunder immediately prior to such adjustment and dividing the product thereof by the Exercise Price resulting from such adjustment.

(f)    Carry Over of Adjustments

No adjustment to the Exercise Price shall be made if the amount of such adjustment shall be less than 1% of the Exercise Price in effect immediately prior to the event giving rise to the adjustment, provided, however, that in such case any adjustment that would otherwise be required then to be made shall be carried forward and shall be made at the time of and together with the next subsequent adjustment which, together with any adjustment so carried forward, shall amount to at least 1% of the Exercise Price.

(g)    Notice of Adjustment

Upon any adjustment of the number of common shares comprising the Warrant Shares and upon any adjustment of the Exercise Price, then and in each such case the Corporation shall give written notice thereof to the Holder, which notice shall state the Exercise Price and the number of shares or other securities subject to the unexercised Warrants resulting from such adjustment, and shall set forth in reasonable detail the method of calculation and the facts upon which such calculation is based. Upon the request of the Holder there shall be transmitted promptly to the Holder a statement of the firm of independent chartered accountants retained to audit the financial statements of the Corporation to the effect that such firm concurs in the Corporation’s calculation of the change.

(h)    Other Notices.

If, at any time:

(i)	the Corporation shall declare any dividend upon its common shares payable in shares or other securities of the Corporation;

(ii)	the Corporation shall offer for subscription pro rata to the holders of its common shares any additional shares of any class or other securities of the Corporation;

(iii)	there shall be any capital reorganization or reclassification of the share capital of the Corporation, or consolidation, amalgamation or merger of the Corporation with, or sale of all or substantially all of its assets to, another corporation; or

(iv)	there shall be a voluntary or involuntary dissolution, liquidation or winding-up of the Corporation,

then, in any one or more of such cases, the Corporation shall give to the Holder (A) at least 10 days’ prior written notice of the record date for such dividend, distribution or subscription rights or for determining rights to vote in respect of any such reorganization, reclassification, consolidation, merger, amalgamation, sale, dissolution, liquidation or winding-up and (B) in the case of any such reorganization, reclassification, consolidation, merger, sale, dissolution, liquidation or winding-up, at least 10 days’ prior written notice of the date when the same shall take place. Such notice in accordance with the foregoing clause (A) shall also specify, in the case of any such dividend, distribution or subscription rights, the date on which the holders of common shares shall be entitled thereto, and such notice in accordance with the foregoing clause (B) shall also specify the date on which the holders of common shares shall be entitled to exchange their common shares for securities or other property deliverable upon such reorganization, reclassification, consolidation, merger, amalgamation, sale, dissolution, liquidation or winding-up, as the case may be.

(i)    Fair Market Value

For the purposes of any computation hereunder, the “Fair Market Value” at any date shall be the weighted average sale price per share for the common shares of the Corporation for such of the 25 consecutive trading days immediately before such date as not less than 500 common shares have traded on such principal stock exchange or over-the-counter market as the common shares may then be listed or quoted (as the case may be). The weighted average sale price shall be determined by dividing the aggregate sale price of all such shares sold on the said exchange during the said 25 consecutive trading days by the total number of such shares so sold.

(j)    Disputes

If a dispute shall at any time arise with respect to adjustments provided for herein, such dispute shall be conclusively determined by the Corporation’s auditors (except in cases where any determination relating to adjustments is to be made by the board of directors of the Corporation) or, if they are unable or unwilling to act, by such other firm of independent chartered accountants as may be selected by action of the directors and any such determination shall be binding upon the Corporation and the Holder.

(k)    Other Actions

In case the Corporation, prior to the Time of Expiry, shall take any action affecting the outstanding common shares, other than an action described herein, which in the opinion of the board of directors of the Corporation would materially affect the rights of the Holder, the Exercise Price or the number of common shares purchasable upon exercise of the Warrants evidenced hereby (or both, as the case may be) shall be adjusted in such manner, if any, and at such time, as the directors in their sole discretion may determine to be equitable in the circumstances.

(l)    Abandonment of Plans

If the Corporation shall set a record date to determine holders of outstanding common shares entitled to receive any dividend or distribution or any subscription or purchase rights and shall, thereafter and before the distribution to such shareholders of any such dividend, distribution or subscription or purchase rights, legally abandon its plan to pay or deliver such dividend, distribution, subscription or purchase rights, then no adjustment in the Exercise Price or the number of common shares purchasable upon exercise of any of the Warrants evidenced hereby shall be required solely by reason of the setting of such record date.

(m)    Deemed Record Date

In the absence of a resolution of the directors fixing a record date for a Rights Offering or Special Distribution, the Corporation shall be deemed to have fixed as the record date therefore the date on which the Rights Offering or Special Distribution is effected.

(n)    Condition Precedent to Adjustment

As a condition precedent to the taking of any action which would require any adjustment in any attribute of the Warrants, including the Exercise Price and the number or class of shares or other securities which are to be received upon the exercise thereof, the Corporation shall take any corporate action which may, in the opinion of counsel, be necessary in order that the Corporation have unissued and reserved in its authorized capital and may validly and legally issue as fully paid and non-assessable all shares or other securities that the holder is entitled to receive on the total exercise thereof in accordance with the provisions thereof.

(o)    Dividends Paid in the Ordinary Course

“Dividends paid in the ordinary course” means cash dividends declared payable on the common shares in any fiscal year of the Corporation to the extent that such cash dividends do not exceed, in the aggregate, the greatest of: (i) 150% of the aggregate amount of cash dividends declared payable by the Corporation on the outstanding common shares in its immediately preceding fiscal year; (ii) 200% of the arithmetic mean of the aggregate amounts of cash dividends declared payable by the Corporation on the outstanding common shares in its three immediately preceding fiscal years; and (iii) 100% of the aggregate consolidated net income of the Corporation, before extraordinary items, for its immediately preceding fiscal year.

(p)    No Adjustment and Participation

No adjustment in the Exercise Price or in the number of common shares purchasable upon exercise shall be made in respect of any event described in paragraphs (a), (c) or (d), other than the events referred to in clauses (i) and (ii) of paragraph (a), if the holders of Warrants are entitled to participate in such event on the same terms mutatis mutandis as if such holders had exercised their Warrants prior to or on the effective date or record date of such event.

3.    Shares to be Reserved

The Corporation shall at all times keep available, and reserve if necessary under applicable law, out of its authorized and unissued common shares, solely for the purpose of issue upon the exercise of the Warrants, such number of common shares as shall then be issuable upon the exercise of the Warrants. The Corporation covenants and agrees that all Warrant Shares so issuable will, upon payment therefor, be duly authorized and issued as fully paid and non-assessable. The Corporation will take all such actions as may be necessary to ensure that all Warrant Shares may be so issued without violation of any applicable requirements of any exchange upon which the common shares of the Corporation may be listed or in respect of which the common shares are qualified for unlisted trading privileges. The Corporation will take all such actions as are within its power to ensure that all Warrant Shares may be so issued without violation of any applicable law.

4.    No Rights as a Shareholder

Nothing herein shall, in itself, confer or be construed as conferring upon the Holder any right or interest whatsoever as a shareholder of the Corporation, including, but not limited to, the right to vote at, to receive notice of, or to attend, meetings of shareholders or any other proceedings of the Corporation, or the right to receive dividends and other distributions until such time as the Warrants have been duly exercised.

5.    No Transfer

The Warrants evidenced hereby shall not be assignable or transferable except in accordance with applicable securities laws.

6.    Replacement

Upon receipt of evidence satisfactory to the Corporation of the loss, theft, destruction or mutilation of this certificate and, if requested by the Corporation, upon delivery of a bond or indemnity satisfactory to the Corporation (or, in the case of mutilation, upon surrender of this certificate), the Corporation will issue to the Holder a replacement certificate (containing the same terms and conditions as this certificate).

7.    Time

Time shall be of the essence hereof.

8.    Governing Law

The laws of the Province of Ontario and the federal laws of Canada applicable therein shall govern the Warrants.

9.    Successors

This certificate shall enure to the benefit of and shall be binding upon the Holder and the Corporation and their respective successors.

10.    Currency

Unless otherwise indicated, all references herein to money are references to the legal currency of Canada.

IN WITNESS WHEREOFthe Corporation has caused this certificate to be signed by its duly authorized officers and its corporate seal hereto affixed.

DATED at Toronto, Ontario, this 15th day of August, 2001.

RADIANT ENERGY CORPORATION
Per: _________________________________ (Authorized Signing Officer)

Schedule A

EXERCISE FORM

TO:   RADIANT ENERGY CORPORATION

        The undersigned hereby irrevocably exercises the right to acquire __________________ common shares of Radiant Energy Corporation (the “Corporation”) (or such number of other securities or property to which such Warrants entitle the undersigned in lieu thereof or in addition thereto) and encloses herewith cash, certified cheque, bank draft or money order, in lawful money of Canada payable to the order of the Corporation in the amount of $_________ representing the aggregate Exercise Price of the Warrants exercised.

        The common shares (or other securities or property) are to be issued as follows:

Name: ____________________________________________ (Print Clearly)
Address in full: _________________________________ _________________________________
Number of common shares: _________________________________

DATED this ______ day of ________________, _________.

IR ENERGY INC.
Per: _________________________________ (Authorized Signing Officer) (Print full name and title of person signing)

SECURITY AGREEMENT

         THIS AGREEMENT is made the 15th day of August, 2001,

BETWEEN:

RADIANT ENERGY CORPORATION, a corporation formed under the laws of Canada
(the "Borrower")
- and -
IR ENERGY INC., a corporation incorporated under the laws of Ontario
(the "Lender")

1.         Security Interest.

1.1         In consideration of the giving of value for the purpose of enabling the Borrower to acquire rights in the goods described in Schedule A and as general and continuing security for the payment and performance of its Obligations (as defined below) to the Lender, the Borrower hereby grants to the Lender a security interest in the goods described in Schedule A which shall constitute Collateral, whether now owned or hereafter acquired directly or indirectly by the Borrower, whether now existing or hereafter arising.

1.2          The security interest created pursuant to clause 1.1 is hereinafter called the “Security Interest” and the property subject to the Security Interest and all property, assets and undertakings, expressed to be charged, assigned or transferred or secured by any instruments supplemental hereto or in implementation hereof are hereinafter collectively called the “Collateral”.

2.         Exceptions

2.1         The last day of the term created by any lease or agreement therefor are hereby excepted out of any charge or security interest created by this Security Agreement, but the Borrower shall stand possessed of such last day, and the reversion, in respect of any such lease or agreement therefor in trust, and agrees to assign and dispose thereof to any third party as the Lender shall direct.

3.         Attachment

3.1         The Borrower acknowledges that (i) the Security Interests hereby created are effective upon the execution of this Security Agreement (or in the case of any after acquired property, upon the date of acquisition thereof), (ii) value has been given, and (iii) the Borrower has (or in the case of any after acquired property, will have upon the date of acquisition) rights in the Collateral.

4.         Prohibitions

4.1         Without the prior written consent of the Lender, the Borrower shall not have power to create or permit to exist any security interest in, charge, encumbrance or lien over, or claim against, any of its property, assets, or undertaking which ranks or could in any event rank, in priority to, or pari passu with, any of the Security Interests created by this Security Agreement.

5.         Obligations Secured

5.1         This Security Agreement and the Security Interest hereby created are in addition to and not in substitution for any other security interest now or hereafter held by the Lender from the Borrower or from any other person whomsoever and shall be general and continuing security for the payment of all indebtedness and liability of the Borrower to the Lender (including interest thereon), present and future, absolute or contingent, joint or several, direct or indirect, matured or not, extended or renewed, wheresoever and howsoever incurred, and any ultimate balance thereof, including all advances on current or running account, future advances and re-advances, and for the performance of all obligations of the Borrower to the Lender, whether or not contained in this Security Agreement, and all costs and expenses of the Lender in connection therewith (all of which indebtedness, liability and obligations are hereinafter collectively called the“Obligations”).

6.         Representations and Warranties

6.1         The Borrower represents and warrants that this Security Agreement is granted in accordance with resolutions of the directors of the Borrower and all other matters and things have been done and performed so as to authorize and make the execution and delivery of this Security Agreement, and the performance of the Borrower’s obligations hereunder, legal, valid and binding.

6.2         The Borrower represents and warrants that the Borrower lawfully owns and possesses all presently held Collateral and has good title thereto or has rights in the Collateral sufficient for a security interest to attach to the Collateral free from all security interests, charges, encumbrances, liens and claims, and the Borrower has good right and lawful authority to grant a security interest in the Collateral as granted by this Security Agreement.

7.        Covenants of the Borrower

7.1       The Borrower covenants that at all times while this Security Agreement remains in effect the Borrower will:

(a)	defend the title to the Collateral for the benefit of the Lender against the claims and demands of all persons;

(b)	fully and effectively maintain and keep maintained the Security Interests hereby created valid and effective;.

(c)	maintain the Collateral in good order and repair;

(d)	forthwith pay:

(i)	all taxes, assessments, rates, duties, levies, government fees, claims and dues lawfully levied, assessed or imposed upon it or the Collateral when due, unless the Borrower shall in good faith contest its obligations so to pay and shall furnish such security as the Lender may require; and

(ii)	the payments of the obligations secured by all security interests, charges, encumbrances, liens and claims which rank, or could in any event rank, in priority to any Security Interest created by this Security Agreement;

(e)	forthwith pay all reasonable costs, charges, expenses and legal fees and disbursements (on a solicitor and client basis) which may be incurred by the Lender in:

(i)	inspecting the Collateral;

(ii)	negotiating, preparing, perfecting and registering this Security Agreement and other documents, whether or not relating to this Security Agreement;

(iii)	investigating title to the Collateral;

(iv)	taking, recovering and keeping possession of the Collateral;

(v)	all other actions and proceedings taken in connection with the preservation of the Collateral and the enforcement of this Security Agreement and of any other security interest held by the Lender as security for the Obligations; and

(vi)	complying with the disclosure requirements under any applicable law;

(f)	at the Lender’s prior written request at any time and from time to time execute and deliver such further and other documents and instruments and do all acts and things as the Lender in its absolute discretion requires in order to confirm and perfect, and maintain perfection of, the Security Interests hereby created in favour of the Lender upon any of the Collateral;

(g)	notify the Lender promptly of:

(i)	any change in the information contained herein relating to the Borrower, its business or the Collateral, including without limitation any change of name or address of the Borrower and any change in the present location of any Collateral;

(ii)	the details of any material acquisition of Collateral;

(iii)	any material loss or damage to Collateral;

(iv)	any material default by any account debtor in payment or other performance of his obligations to the Borrower with respect to any Accounts; and

(v)	the return to or repossession by the Borrower of Collateral where the assets subject to such return or repossession of Collateral is material in relation to the business of the Borrower;

(h)	prevent Collateral from being sold, leased or otherwise disposed of, except in the ordinary course of business or as permitted hereby, from being or becoming an accession or fixture to other property not covered by this Security Agreement;

(i)	carry on and conduct its business in a proper and business-like manner, including maintenance of proper books of account and records;

(j)	permit the Lender and its representatives, at all reasonable times, upon prior written notice access to all its property, assets and undertaking and to all its books of account and records for the purpose of inspection and render all assistance necessary for such inspection; and

(k)	deliver to the Lender from time to time promptly upon prior written request:

(i)	any documents of title representing or relating to Collateral;

(ii)	certified copies of all books of account and all records, ledgers, reports, correspondence, schedules, documents, statements, lists and other writings relating to Collateral for the purpose of inspecting or auditing the same;

(iii)	such information concerning Collateral, the Borrower and the Borrower’s business and affairs as the Lender may reasonably require.

8.         Insurance

8.1         The Borrower covenants that at all times while this Security Agreement is in effect the Borrower shall:

(a)	maintain or cause to be maintained insurance on the Collateral with an insurer, insuring such risks, for amounts and payable to such person or persons, all as the Lender may reasonably require, and in particular maintain insurance on the Collateral to the full insurable value against loss or damage by fire including extended coverage endorsement and in the case of motor vehicles, maintain insurance against theft;

(b)	cause the insurance policy or policies required hereunder to be assigned to the Lender, and the interest of the Lender, as mortgagor, endorsed as loss payee, and have as part thereof a standard mortgage clause or a mortgage endorsement, as appropriate; and

(c)	pay any premium in connection with such insurance, prior to expiry of the then current policy and deliver all such policies to the Lender, if it so requires.

8.2         If proceeds of any insurance required hereunder become payable, the Lender may, in its absolute discretion, apply such proceeds to such part or parts of the Obligations as the Lender may see fit or the Lender may release any such insurance proceeds to the Borrower for the purpose of repairing, replacing or rebuilding, but any release of insurance proceeds to the Borrower shall not operate as a payment on account of the Obligations or in any way affect this Security Agreement.

8.3         The Borrower will forthwith, on the happening of loss or damage to the Collateral, notify the Lender thereof and furnish to the Lender at the Borrower’s expense any necessary proof and do any necessary act to enable the Lender to obtain payment of the insurance proceeds, but nothing herein contained shall limit the Lender’s right to submit to the insurer a proof of loss on its own behalf.

8.4         The Borrower hereby authorizes and directs the insurer under any policy of insurance issued to the Borrower to include the name to the Lender as a loss payee on any cheque or draft which may be issued with respect to a claim under and by virtue of such insurance, and the production by the Lender to any insurer of a certified copy of this Security Agreement shall be its full and complete authority for so doing.

8.5         If the Borrower fails to maintain insurance as required by clause 8.1, the Lender may, but shall not be obliged to, maintain or effect such insurance coverage, or so much thereof as the Lender considers necessary for its protection.

9.         Performance of Obligations

9.1         If the Borrower fails to perform its obligations hereunder, the Lender may, but shall not be obliged to, perform any or all of such obligations without prejudice to any other rights and remedies of the Lender hereunder, and any payments made and any costs, charges, expenses and legal fees and disbursements (on a solicitor and his own client basis) incurred in connection therewith shall be payable by the Borrower to the Lender, forthwith, with interest, until paid, at the highest rate borne by any of the Obligations.

10.         Restrictions on Sale or Disposal of Collateral

10.1         Except as herein provided, the Borrower will not, without the prior written consent of the Lender, such consent not to be unreasonably or arbitrarily withheld or delayed:

(a)	subject to section 10.2, sell, lease or otherwise dispose of the Collateral except in the normal course of business; or

(b)	release, surrender or abandon possession of the Collateral except for in the normal course of business.

10.2         If the Borrower is not in default under this Security Agreement, the Borrower may lease, sell, license, consign or otherwise deal with items of Inventory in the ordinary course of its business and for the purposes of carrying on its business, at any time without the consent of the Lender.

11.         Enforcement

11.1         Upon the occurrence of an Event of Default entitling it to do so whichever earlier occurs, the Lender may declare any or all of the Obligations to become immediately due and payable and the security hereby constituted to be immediately enforceable. Thereupon, the Obligations shall become immediately due and payable. Once the security is enforceable, to enforce and realize on the Security Interest created by this Security Agreement, the Lender may take any action permitted by law or in equity as it may deem expedient, and in particular and without limiting the generality of the foregoing, the Lender may do any of the following:

(a)	appoint by instrument a receiver, receiver and manager or receiver-manager (the person so appointed being hereinafter called the “Receiver”) of the Collateral, with or without bond as the Lender may determine, and from time to time in its absolute discretion remove such Receiver and appoint another in its stead;

(b)	enter upon any premises of the Borrower and take possession of the Collateral with power to exclude the Borrower, its agents and its servants therefrom, without becoming liable as a mortgagee in possession;

(c)	preserve, protect and maintain the Collateral and make such replacements thereof and repairs and additions thereto as the Lender may deem advisable;

(d)	sell, lease or otherwise dispose of all or any part of the Collateral, whether by public or private sale or lease or otherwise, in such manner, at such price as can be reasonably obtained therefor and on such terms as to credit and with such conditions of sale and stipulations as to title or conveyance or evidence of title or otherwise as to the Lender may seem reasonable, provided that if any sale, lease or other disposition is on credit the Borrower will not be entitled to be credited with the proceeds of such sale, lease or other disposition until the monies therefor are actually received; and

(e)	exercise all of the rights and remedies of a secured party under the Act.

11.2         A Receiver appointed pursuant to this Security Agreement shall be the agent of the Borrower and not of the Lender and, to the extent permitted by law or to such lesser extent permitted by its appointment, shall have all the powers of the Lender hereunder, and in addition shall have power to carry on the business of the Borrower and for such purpose from time to time to borrow money either secured or unsecured, and if secured by a security interest on any Collateral, such security interest may rank before or pari passu with or behind any of the Security Interests created by this Security Agreement, as specified by the Receiver, and if not so specified such security interest shall rank in priority to the Security Interest created by this Security Agreement.

11.3         Subject to the claims, if any, of the creditors of the Borrower ranking in priority to this Security Agreement, all amounts realized from the disposition of Collateral pursuant to this Security Agreement will be applied as the Lender, in its absolute discretion, may direct as follows:

(a)	in payment of all costs, charges and expenses (including legal fees and disbursements on a solicitor and his own client basis) incurred by the Lender in connection with or incidental to:

(i)	the exercise by the Lender of all or any of the powers granted to it pursuant to this Security Agreement; and

(ii)	the appointment of the Receiver and the exercise by the Receiver of all or any of the powers granted to it pursuant to this Security Agreement, including the Receiver’s reasonable remuneration and all outgoings properly payable by the Receiver;

(b)	in or toward payment to the Lender of all principal and other monies (except interest) due in respect of the Obligations;

(c)	in or toward payment to the Lender of all interest remaining unpaid in respect of the Obligations.

Subject to applicable law and the claims, if any, of other creditors of the Borrower, any surplus will be paid to the Borrower.

12.         Deficiency

12.1         If the amounts realized from the disposition of the Collateral are not sufficient to pay the Obligations in full, the Borrower will immediately pay to the Lender the amount of such deficiency.

13.         Liability of Lender

13.1         The Lender shall not be responsible or liable for any debts contracted by it, for damages to persons or property or for salaries or non-fulfilment of contracts during any period when the Lender shall manage the Collateral after taking possession, as herein provided, nor shall the Lender be liable to account as a mortgagee in possession or for anything except actual receipts or be liable for any loss on realization or for any default or omission for which a mortgagee in possession may be liable. The Lender shall not be bound to do, observe or perform or to see to the observance or performance by the Borrower of any obligations or covenants imposed upon the Borrower nor shall the Lender, in the case of securities, instruments or chattel paper, be obliged to preserve rights against other persons, nor shall the Lender be obliged to keep any of the Collateral identifiable. The Borrower hereby waives any applicable provision of law permitted to be waived by it which imposes higher or greater obligations upon the Lender than aforesaid.

14.         Appointment of Attorney

14.1         The Borrower hereby irrevocably appoints the Lender or the Receiver, as the case may be, with full power of substitution, to be the attorney of the Borrower for and in the name of the Borrower to sign, endorse or execute under seal or otherwise any deeds, documents, transfers, cheques, instruments, demands, assignments, assurances or consents that the Borrower is obliged to sign, endorse or execute and generally to use the name of the Borrower and to do all things as may be necessary or incidental to the exercise of all of the powers conferred on the Lender or the Receiver, as the case may be, under Section 11 of this Security Agreement.

15.         Appropriation of Payments

15.1         Any and all payments made in respect of the Obligations from time to time and monies realized from any security interests held therefor (including monies collected in accordance with or realized on any enforcement of this Security Agreement) may be applied to such part or parts of the Obligations as the Lender may see fit, and the Lender may at all times and from time to time change any appropriation as the Lender may see fit.

16.         Waiver

16.1         The Lender may from time to time and at any time waive in whole or in part any right, benefit or default under any clause of this Security Agreement but any such waiver of any right, benefit or default on any occasion shall be deemed not to be a waiver of any such right, benefit or default thereafter, or of any other right, benefit or default, as the case may be. No waiver shall be effective unless it is in writing.

17.         Notice

17.1          Notice shall be given to either party as provided in the Credit Agreement (as defined in clause 24.1(b).

18.         Extensions

18.1         The Lender may grant extensions of time and other indulgences, take and give up security, accept compositions, compound, compromise, settle, grant releases and discharges, refrain from perfecting or maintaining perfection of security interests and otherwise deal with the Borrower, account debtors of the Borrower, sureties and others and with the Collateral and other security interests as the Lender may see fit without prejudice to the liability of the Borrower or the Lender’s right to hold and realize on the Security Interests created by this Security Agreement.

19.         No Merger

19.1         This Security Agreement shall not operate so as to create any merger or discharge of any of the Obligations, or of any assignment, transfer, guarantee, lien, contract, promissory note, bill of exchange or security interest of any form held or which may hereafter be held by the Lender from the Borrower or from any other person whomsoever. The taking of a judgement with respect to any of the Obligations will not operate as a merger of any of the covenants contained in this Security Agreement.

20.         Rights Cumulative

20.1         All rights and remedies of the Lender set out in this Security Agreement, and in any other security agreement held by the Lender from the Borrower or any other person whomsoever to secure payment and performance of the Obligations, are cumulative and no right or remedy contained herein or therein is intended to be exclusive but each is in addition to every other right or remedy contained herein or therein or in any future security agreement, or now or hereafter existing at law, in equity or by statute, or pursuant to any other agreement between the Borrower and the Lender that may be in effect from time to time.

21.         Assignment

21.1         Subject to section 21.2, the Lender may, without further notice to the Borrower, at any time assign, transfer or grant a security interest in this Security Agreement and the Security Interest created hereby. The Borrower expressly agrees that the assignee, transferee or secured party, as the case may be, shall have all of the Lender’s rights and remedies under this Security Agreement and the Borrower will not assert any defence, counterclaim, right of set-off or otherwise, as to any claim which it now has or hereafter acquires against the Lender in any action commenced by such assignee, transferee or secured party, as the case may be, and will pay the Obligations to the assignee, transferee or secured party, as the case may be, as the Obligations become due.

21.2         The Lender shall not assign or transfer this Security Agreement and the Security Interest created hereby without the prior written consent of the Borrower, which consent shall not be unreasonably or arbitrarily withheld.

22.         Satisfaction and Discharge

22.1         Any partial payment or satisfaction of the Obligations, or any ceasing by the Borrower to be indebted to the Lender, shall be deemed not to be a redemption or discharge of this Security Agreement. The Borrower shall be entitled to a release and discharge of this Security Agreement upon full payment and satisfaction of all Obligations, and upon written request by the Borrower and payment to the Lender of a discharge fee to be fixed by the Lender and payment of all costs, charges, expenses and legal fees and disbursements (on a solicitor and his own client basis) incurred by the Lender in connection with the Obligations and such release and discharge.

23.         Enurement

23.1         This Security Agreement shall enure to the benefit of the Lender and its successors and assigns, and shall be binding upon the successors and permitted assigns of the Borrower.

24.         Interpretation

24.1         In this Security Agreement:

(a)	“Collateral” has the meaning specified in clause 1 and any reference to Collateral shall, unless the context otherwise requires, be deemed to be a reference to Collateral as a whole or any part thereof;

(b)	“Credit Agreement” means the Credit Agreement made between the Borrower and the Lender dated August 15, 2001, as amended and supplemented from time to time;

(c)	“Event of Default” has the meaning specified in the Credit Agreement; and

(d)	“the Act” means the Personal Property Security Act (Ontario) and all regulations thereunder, as amended from time to time.

24.2         Words and expressions used herein that have been defined in the Act shall be interpreted in accordance with their respective meanings given in the Act unless otherwise defined herein or unless the context otherwise requires.

24.3         The invalidity or unenforceability of the whole or any part of any clause of this Security Agreement shall not affect the validity or enforceability of any other clause or the remainder of such clause.

24.4         The headings of the clauses of this Security Agreement have been inserted for reference only and do not define, limit, alter or enlarge the meaning of any provision of this Security Agreement.

24.5         This Security Agreement shall be governed by the laws of Ontario.

24.6         In this Security Agreement, wherever the context so permits or requires words importing number shall include the singular and plural, words importing gender shall include the masculine, feminine and neuter, and words importing persons shall include firms and corporations.

25.         Copy of Agreement and Financing Statement

25.1         The Borrower hereby:

(a)	acknowledges receiving a copy of this Security Agreement; and

(b)	waives all rights to receive from the Lender a copy of any financing statement or financing change statement filed, or any verification statement received, at any time in respect of this Security Agreement.

        IN WITNESS WHEREOF the Borrower has executed this Security Agreement as of the date first above written.

RADIANT ENERGY CORPORATION Per: ____________________________

SCHEDULE A

Collateral

165 energy process units, consisting of four (4) burner assays per unit, all aluminium reflectors and shields, and European burner components all for use by the Borrower in connection with the construction and installation of a aircraft deicing facility in Oslo, Norway.

RADIANT ENERGY CORPORATION

as “the Corporation”

- and -

IR ENERGY INC.

as “the Lender”

CREDIT AGREEMENT

August 15, 2001

CREDIT AGREEMENT

         THIS AGREEMENT is made the 15th day of August, 2001,

BETWEEN:

RADIANT ENERGY CORPORATION, a corporation formed under the laws of Canada
(hereinafter referred to as “the Corporation ”)
- and -
IR ENERGY INC., a corporation incorporated under the laws of Ontario
(hereinafter referred to as “the Lender”)

           WHEREAS:

A.        the Lender has agreed to establish a non-revolving credit facility for the Corporation subject to the terms and conditions set forth herein; and

B.        each of the parties acknowledges that there is good and valuable consideration to support the agreements contained herein;

           NOW THEREFORE THIS AGREEMENT WITNESSES THAT, in consideration of the mutual covenants and agreements herein contained, the parties hereby agree as follows:

ARTICLE 1
CREDIT FACILITY

1.1         The Loan

               The Lender hereby establishes in favour of the Corporation, subject to the terms and conditions hereof, a non-revolving credit facility (the “Credit Facility”) in the maximum principal amount of Two Hundred, Ninety-Six Thousand, Six Hundred and Seventy Dollars ($296,670.00) (the “Principal Amount”) to be made available to the Corporation by direct advances from the Lender from time to time in accordance with section 1.7. Any portion of the Principal Amount not drawn by December 31, 2001 shall be cancelled. The Principal Amount advanced and outstanding from time to time is hereinafter referred to as the “Loan”.

1.2         Repayment

                 The Loan, including all accrued interest thereon, shall be due and payable in full on the earliest of (i) five (5) Business Days following the date on which the Corporation receives from any source not less than U.S.$500,000.00 for the purpose of financing all or part of the installation of an aircraft deicing facility in Oslo, Norway, (ii) five (5) Business Days following the completion of an offering to shareholders of the Corporation of rights to acquire securities of the Corporation, and (iii) December 31, 2001 (the “Maturity Date”).

1.3         Promissory Notes

                 The Loan shall be evidenced by a note issued by the Corporation in the total Principal Amount of the Loan, which note shall be substantially in the form of Schedule 1.3 (the “Promissory Note”).

1.4         Interest

               The Corporation shall pay to the Lender interest on the amount of the Loan outstanding from time to time at a rate per annum equal to the Prime Rate charged from time to time by the Canadian Imperial Bank of Commerce (“CIBC”) plus 3%, both before and after maturity, default or judgment (with interest on overdue interest at the said rate). For purposes of this Agreement and the Promissory Note, “Prime Rate” means the variable rate of interest expressed at a percentage per annum determined and adjusted by CIBC from time to time as a reference rate for commercial loans made in Canada in Canadian dollars. Interest shall accrue from and including the date of issue of the Promissory Note, on the Loan outstanding thereunder to and including the Maturity Date (or the earlier payment and discharge of the Loan in accordance with the provisions hereof). Interest under this section and the Promissory Note shall be computed on the basis of a year of 365 or 366 days for the actual number of days elapsed.

1.5         Security

               The obligation of the Lender to advance funds to the Corporation shall be subject to the satisfaction of the condition in favour of the Lender that the Corporation shall have granted to the Lender a general security agreement on certain of the undertaking, property and assets of the Corporation substantially in the form of Schedule 1.5 (the “Security Agreement”).

1.6         Subordination

               (1)        Subject to section 1.5, the payment and repayment of the Principal Amount and interest (the “Postponed Obligations”) is, and at all times will be, automatically and fully subordinated and postponed, without any further action or documentation necessary to give effect to such subordination, in right of payment to the prior payment in full of all Senior Indebtedness. The Lender will, at any time and from time to time at the written request and at the expense of the Corporation, execute such agreements, documents and instruments as may in the opinion of the Corporation, acting reasonably, be necessary or advisable to confirm the subordination and postponement contemplated by this section 1.6. Nothing in this section 1.6(1) shall be construed as entitling any third party who has made loans to the Corporation to receive any proceeds from any property or assets of the Corporation in respect of which such third party does not have security, or has subordinated its security to other security interests granted by the Corporation, or in respect of which the security granted to such third party is invalid or unenforceable and nothing in this Agreement shall apply so as to diminish the rights of the Lender to the proceeds of realization arising on the sale of property or assets of the Corporation in the case where any Security in favour of such third party is invalid or unenforceable.

               (2)       For greater certainty, this section 1.6 shall not be construed so as to prevent the Lender from receiving and retaining any payments on account of the Loan which are made (a) in a manner that is consistent with the terms of this Agreement and (b) at any time when no event of default as defined in any Senior Indebtedness or the instrument creating the same has occurred and is continuing and in respect of which notice has been given by or on behalf of the holders of Senior Indebtedness to the Corporation and the Lender. Until written notice shall be given to the Lender by or on behalf of the holders of Senior Indebtedness of the occurrence of any default with respect to such Senior Indebtedness or the existence of any other facts which would have the result that any payment in respect of this Agreement would be in contravention of the provisions of this section 1.6, the Lender shall be entitled to assume that no such default has occurred, or that no such facts exist.

1.7         Request for Advance

               The Corporation shall deliver a written request for advance (a “Request for Advance”) to the Lender no later than 10:00 a.m. (Toronto time) on or before the 5th Business Day prior to the day (the “Advance Day”) on which the Corporation desires to receive an advance of the proceeds of the Credit Facility from the Lender. Each Request for Advance shall set out the relevant particulars of such advance including the amount thereof. On the Advance Day, the Lender shall advance to the Corporation the requested advance in immediately available funds.

1.8         Prepayments

               The Corporation may prepay, in whole or in part, the Principal Amount and all interest accrued thereon prior to the Maturity Date.

ARTICLE 2
WARRANTS

2.1        Warrants

            The Corporation shall issue a total of 63,236 Warrants to the Lender.

ARTICLE 3
COVENANTS OF THE CORPORATION

3.1      General Covenants

            So long as the Loan remains outstanding, the Corporation covenants and agrees as follows:

(a)	To Pay Costs. The Corporation shall pay all costs, fees, charges and expenses in relation to this Agreement and any enforcement of the terms hereof;

(b)	To Maintain Corporate Existence The Corporation shall and shall cause each of its Subsidiaries to:

(i)	maintain its corporate existence;

(ii)	observe and conform to all valid requirements of law and of any governmental or municipal authority relative to the carrying on by the Corporation of its business;

(iii)	immediately notify the Lender in writing of any proposed change of name of the Corporation or a Subsidiary or of the Corporation’s or a Subsidiary’s chief place of business;

(iv)	pay all taxes, rates, government fees and dues levied, assessed or imposed upon it or its property as and when the same become due and payable save and except where it contests in good faith the validity thereof by proper legal proceedings and for which provision for payment adequate in the reasonable opinion of the Lender has been made;

(v)	advise the Lender forthwith upon becoming aware of any Event of Default hereunder and deliver to the Lender upon request a certificate in form and substance satisfactory to the Lender signed by a senior officer certifying that no Event of Default has occurred or, if such is not the case, specifying all Events of Default and their nature and status;

(vi)	promptly cure or cause to be cured any defects in the execution or delivery of any Instrument and at its expense duly execute and deliver or cause to be duly executed and delivered all documents as the Lender may consider necessary or desirable for such purposes; and

(vii)	at its cost and expense, upon the request of the Lender, duly execute and deliver, or cause to be duly executed and delivered, to the Lender such documents and do or cause to be done such acts as may be necessary or desirable in the reasonable opinion of the Lender to carry out the purposes of this Agreement.

(c)	Reporting Issuer Status. The Corporation shall maintain its status as a reporting issuer not in default under the laws of the provinces of Ontario, Alberta and British Columbia.

(d)	Reservation of Common Shares. The Corporation will at all times reserve and keep available out of its authorized share capital and solely for the purpose of the exercise of the Warrants, and conditionally allot to the Lender, such number of Common Shares as shall then be issuable upon the due exercise of the Warrants.

(e)	Authorization of Securities. The Corporation shall ensure that the Common Shares to be issued upon due exercise of the Warrants shall, upon issuance, be duly authorized and issued as fully paid and non-assessable shares in the capital of the Corporation.

(f)	Listing of Common Shares. The Corporation shall ensure that the Common Shares to be issued upon exercise of the Warrants shall be listed and posted for trading on the Canadian Venture Exchange or such other national securities exchange in Canada or the United States as the Corporation may reasonably determine.

ARTICLE 4
EVENTS OF DEFAULT AND REMEDIES

4.1       Events of Default.

            The occurrence of any of the following events shall constitute an “Event of Default” under this Agreement:

(a)	if default occurs in payment when due of the Loan, or default occurs in payment when due of any interest payable under this Agreement and such default in payment of interest unremedied for a period of five (5) days or more;

(b)	if default occurs in payment or performance of any other Obligation (whether arising herein or otherwise) and remains unremedied for a period of 30 days;

(c)	if an event of default occurs under the Promissory Note or in payment or performance of any obligation in excess of $25,000 in favour of any Person from whom the Corporation or any Subsidiary has borrowed money which would entitle such Person to accelerate repayment of the borrowed money, and such default is not waived in writing and remains unremedied for a period of five (5) days;

(d)	if the Corporation commits an act of bankruptcy or becomes insolvent within the meaning of any bankruptcy or insolvency legislation applicable to it or a petition or other process for the bankruptcy of the Corporation is filed or instituted and remains undismissed or unstayed for a period of 45 days or any of the relief sought in such proceeding (including the entry of an order for relief against it or the appointment of a receiver, trustee, custodian or other similar official for it or any substantial part of its property) shall occur;

(e)	if any act, matter or thing is done toward, or any action or proceeding is launched or taken to terminate the corporate existence of the Corporation, whether by winding-up, surrender of charter or otherwise;

(f)	if the Corporation ceases to carry on its business or makes or proposes to make any sale of its assets in bulk or any sale of its material assets out of the usual course of its business;

(g)	if any proposal is made or any petition is filed by or against the Corporation under any law having for its purpose the extension of time for payment, composition or compromise of the liabilities of the Corporation or other reorganization or arrangement respecting its liabilities or if the Corporation gives notice of its intention to make or file any such proposal or petition including an application to any court to stay or suspend any proceedings of creditors pending the making or filing of any such proposal or petition;

(h)	if any receiver, administrator or manager of the property, assets or undertaking of the Corporation or a substantial part thereof is appointed pursuant to the terms of any trust deed, trust indenture, debenture or similar instrument or by or under any judgment or order of any court;

(i)	if any of the Disclosure Documents are false or misleading in any material respect;

(j)	if any judgment or order for the payment of money in excess of $50,000 shall be rendered against the Corporation or any Subsidiary and either (i) enforcement proceedings shall have been commenced by any creditor upon such judgment or order, or (ii) there shall be any period of 10 consecutive days during which a stay of enforcement of such judgment or order, by reason of a pending appeal or otherwise, shall not be in effect;

(k)	if any representation or warranty made by the Corporation herein or in any other Instrument or in any certificate, statement or report furnished in connection herewith is found to be false or incorrect in any way so as to make it materially misleading when made or when deemed to have been made; or

(l)	if any event occurs with respect to any Subsidiary which, if a like event had occurred with respect to the Corporation, would have constituted an Event of Default.

4.2         Consequences of an Event of Default

               Upon the occurrence of any Event of Default, all Obligations shall at the option of the Lender become forthwith due and payable and all of the rights and remedies hereby conferred or available at law or equity shall become immediately enforceable.

ARTICLE 5
INTERPRETATION

5.1      Defined Terms

           In addition to the terms defined elsewhere in this Agreement, the following expressions shall have the following meanings:

“Advance Day” has the meaning ascribed to that term in section 1.7;

“Business Day” means any day other than Saturday, Sunday or a day on which chartered banks are closed for business in Toronto, Ontario or Buffalo, New York;

“Common Shares” means the common shares in the capital of the Corporation;

“Credit Facility” has the meaning ascribed to such term in section 1.1;

“Disclosure Documents” means the following public disclosure documents of the Corporation prepared and filed pursuant to applicable securities legislation:

(a)	audited financial statements as at and for the year ended October 31, 2000;

(b)	management information circular dated February 20, 2001 in respect of the annual meeting of shareholders to be held on March 29, 2001; and

(c)	all press releases and material change reports filed pursuant to Canadian Securities Laws after October 31, 2000 and prior to the date of this Agreement;

“Event of Default” has the meaning ascribed to such term in section 4.1;

“Instruments” means the Promissory Notes or any other agreement or instrument (whether now existing, presently arising or created in future) delivered by the Corporation to the Lenders;

“Loan” has the meaning ascribed to that term in section 1.1;

“Maturity Date” has the meaning ascribed to that term in section 1.2;

“Obligations” means all principal, interest and other monies now or at any time and from time to time hereafter owing or payable by the Corporation to the Lenders, whether direct or indirect, absolute or contingent, matured or not, arising from this Agreement;

“Postponed Obligations” has the meaning ascribed to that term in section 1.6(1);

“Premises” means any premises owned or occupied by the Corporation or its Subsidiaries from time to time;

“Principal Amount” has the meaning ascribed to that term in section 1.1;

“Request for Advance” has the meaning ascribed to that term in section 1.7;

“Security” means any mortgage, charge, hypothec, pledge, assignment, lien, security interest or other encumbrance, including any sale and repurchase or sale and lease back arrangement or any other arrangement of similar effect;

“Senior Indebtedness”

(a)	indebtedness for borrowed money that the Corporation may now or hereafter incur to the extent the Corporation has granted security therefor and to the extent that the obligation to repay the borrowed money is not itself subordinated to any third party the effect of which postponement would be that the Postponed Obligations would be postponed to any such third party to whom the Postponed Obligations would not otherwise be postponed; and

(b)	renewals, extensions, restructurings, refinancings and refundings of any such indebtedness;

unless in any of the cases specified in (a) or (b) above it is provided by the terms of the instrument creating or evidencing such indebtedness that such indebtedness is not superior in right of payment to this Agreement;

“Subsidiary” means a corporation controlled by the Corporation, as the term “control” is defined in the Canada Business Corporations Act as in effect at the date hereof and without reference to any amendments thereto after the date hereof; and

“Warrants” means the non-transferable Common Share purchase warrants to be issued to the Lenders in connection with the Loan, each of which shall entitle a Lender to purchase one Common Share (subject to adjustment) at a purchase price of Cdn.$1.44 per share at any time on or before the relevant expiry date and, in any event, no later than August 12, 2003.

5.2         Invalidity of any Provisions

               Any provision of this Agreement or any provisions of any Instrument which is prohibited by the laws of any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition without invalidating the remaining terms and provisions hereof or thereof and no such invalidity shall affect the obligation of the Corporation to repay the Obligations.

5.3         Amendments

               This Agreement may only be amended by a written agreement signed by all of the parties hereto.

5.4         Interpretation

(1)         “This Agreement”, “hereto”, “hereby”, “hereunder”, “herein”, and similar expressions refer to the whole of this credit agreement and not to any particular Article, section, or other portion hereof.

(2)         Number and Gender. Words importing the singular number only include the plural and vice versa and words importing gender shall include all genders.

(3)         Financial Matters. All financial or accounting determinations, reports and statements provided for in this Agreement shall be made or prepared in accordance with generally accepted accounting principles applied in a consistent manner and shall be made and prepared on a consolidated basis.

(4)         Headings. The division of this Agreement into Articles and sections and the insertion of headings are for convenience of reference only and shall not affect the construction or interpretation of this Agreement.

(4)         Schedules. The Schedules annexed hereto shall, for all purposes, form an integral part of this Agreement.

(5)         Time of the Essence. Time is of the essence hereof.

(6)         Inclusion. Where the word “including” or “includes” is used in this Agreement, it means “including (or includes) without limitation”.

(7)         Generally Accepted Accounting Principles. Wherever in this Agreement reference is made to generally accepted accounting principles, such reference shall be deemed to mean the generally accepted accounting principles from time to time approved by the American Institute of Certified Public Accountants or the Canadian Institute of Chartered Accountants, or any successor institute, applicable as at the date on which a given calculation is made or required to be made in accordance with generally accepted accounting principles.

(8)         Dollars. Unless otherwise indicated, all references in this Agreement to $ or dollars are references to the legal currency of the United States.

(9)         Governing Law. This Agreement shall be governed by and interpreted and enforced in accordance with the laws of the Province of Ontario and the federal laws of Canada applicable therein.

ARTICLE 6
GENERAL

6.1         Waiver

               No act or omission by the Lender in any manner whatever shall extend to or be taken to affect any provision hereof or any subsequent breach or default or the rights resulting therefrom save only express waiver in writing. A waiver of default shall not extend to, or be taken in any manner whatsoever to affect the rights of a Lender with respect to, any subsequent default, whether similar or not.

6.2         Other Securities

               The rights of the Lender hereunder shall not be prejudiced nor shall the liabilities of the Corporation or of any other Person be reduced in any way by the taking of any other security of any nature or kind whatsoever either at the time of execution of this Agreement or at any time hereafter.

6.3         No Merger or Novation

               Neither the taking of any judgment nor the exercise of any power of seizure or sale shall operate to extinguish the liability of the Corporation to pay the moneys hereby secured nor shall the same operate as a merger of any covenant herein contained or of any other Obligation, nor shall the acceptance of any payment or other security constitute or create any novation.

6.4     Amalgamation

            The Corporation acknowledges that if it amalgamates with any other corporation or corporations:

(a)	the term, “Corporation”, where used herein shall extend to and include each of the amalgamating corporations and the amalgamated corporation; and

(b)	the term, “Obligations”, where used herein shall extend to and include the Obligations of each of the amalgamating corporations and the amalgamated corporation.

6.5         Lender May Remedy Default

               If the Corporation fails to do anything hereby required to be done by it the Lender may, but shall not be obliged to, do such thing and all sums thereby expended by the Lender shall be payable forthwith by the Corporation, but no such performance by the Lender shall be deemed to relieve the Corporation from any default hereunder.

6.6         Notices

               Any notice, direction or other communication to be given under this Agreement shall be in writing and given by delivering it or sending it by facsimile or other similar form of recorded communication addressed:

(a)	if to the Corporation, at:

40 Centre Drive Orchard Park, New York 14127 Attention: Chief Financial Officer Facsimile: (716) 662-0033

(b)	if to the Lender, at:

428 Millen Road, Unit 23 Stoney Creek, Ontario L8E 3N9 Attention: President Facsimile: _______________

Any such communication shall be deemed to have been validly and effectively given (i) if personally delivered, on the date of such delivery if such date is a Business Day and such delivery was made prior to 4:00 p.m. (Toronto time) and otherwise on the next Business Day, or (ii) if transmitted by facsimile or similar means of recorded communication on the Business Day following the date of transmission. Any Party may change its address for service from time to time by notice given in accordance with the foregoing and any subsequent notice shall be sent to such Party at its changed address.

6.7         Receipt

             The Corporation hereby acknowledges receipt of a true copy of this Agreement.

6.8         Indemnification

               The Corporation agrees to indemnify the Lender from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever (except by reason of the gross negligence or wilful misconduct of the Lender or any of its employees or a material breach by the Lender of any of its covenants contained herein) which may be imposed on, incurred by, or asserted against the Lender in connection with this Agreement and arising by reason of any action (including any action referred to herein) or inaction or omission to do any act legally required of the Corporation.

6.9         Successors and Assigns, etc.

               This Agreement may be assigned by the Lender upon written notice to the Corporation. This Agreement and all its provisions shall enure to the benefit of the Lender, its successors and assigns and shall be binding upon the Corporation, its successors and assigns. The Lender is the Person entitled to receive the money payable hereunder and to give a discharge hereof. Presentment, notice of dishonour, protest and notice of protest hereof are hereby waived.

6.10         Counterparts

               This Agreement may be executed in separate counterparts, each of which when so executed and delivered shall be deemed to be an original and all of such counterparts shall together constitute one and the same instrument. Any party may execute this Agreement by facsimile signature.

               IN WITNESS WHEREOF the parties have executed this Agreement as of the date first above written.

RADIANT ENERGY CORPORATION Per: _________________________________ Per: _________________________________ IR ENERGY INC. Per: _________________________________ Per: _________________________________

Schedule 1.3

Promissory Note (form of)

Schedule 1.5

Security Agreement (form of)